UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 13, 2008

                                WILLIS HRH, INC.
               (successor by merger to Hilb Rogal & Hobbs Company)
             (Exact name of registrant as specified in its charter)

                                    Virginia
                 (State or other jurisdiction of incorporation)

        01-15981                                        54-1194795
(Commission File Number)                   (I.R.S. Employer Identification No.)

                        c/o Willis Group Holdings Limited
                           One World Financial Center
                               200 Liberty Street
                               New York, NY 10281
           (Address of principal executive offices including zip code)


                                 (212) 915-8899
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit
Plans.

As previously disclosed, on August 25, 2008, Willis HRH, Inc. (successor by merger to Hilb Rogal & Hobbs Company) ("HRH") sent a notice to its directors and executive officers informing them that a blackout period had been imposed with respect to the Hilb Rogal & Hobbs Retirement Savings Plan (the "Plan"), during which they would be subject to blackout restrictions with respect to transactions in HRH common stock and related equity securities. The blackout period was implemented in connection with the acquisition by Willis Group Holdings Limited of HRH by means of a merger which, as previously disclosed, closed on October 1, 2008. The blackout period was implemented in order to allow the Plan's trustee to process and implement participants' instructions with respect to the election of merger consideration. The notice provided that the blackout period was expected to begin at 4:00 p.m., eastern time, on September 23, 2008 and to end on October 13, 2008.

The blackout period was extended to 12:00 p.m., Eastern Time, on October 17, 2008, as a result of the Plan trustee requiring additional time to exchange the shares of HRH common stock in the Plan for shares of Willis common stock and/or cash and on November 5, 2008, HRH notified its directors and executive officers of the blackout period termination. Following the closing of the merger on October 1, 2008, all of the outstanding shares of common stock of HRH were directly or indirectly owned by Willis.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WILLIS HRH, INC.



                                          By: /s/ Adam G. Ciongoli
                                              ------------------------------
                                              Name: Adam G. Ciongoli
                                              Title: Secretary


Date: November 5, 2008